Exhibit 1.1

UNITS

URANERZ ENERGY CORPORATION

UNDERWRITING AGREEMENT

                August 27, 2013

HAYWOOD SECURITIES INC.

LAURENTIAN BANK SECURITIES INC.

CANTOR FITZGERALD CANADA CORPORATION

DUNDEE SECURITIES LTD.

GLOBAL HUNTER SECURITIES LLC

c/o Haywood Securities Inc.

Suite 700 - 200 Burrard Street

Waterfront Centre

Vancouver, British Columbia, Canada

V6C 3L6

Ladies/Gentlemen:

Uranerz Energy Corporation, a corporation organized and existing under the laws of Nevada (the “Company”), proposes, subject to the terms and conditions stated in this Underwriting Agreement (the “Agreement”), to issue and sell up to an aggregate of 8,550,000 units (the “Units”) at a purchase price of US$1.17 per Unit, each Unit consisting of one share (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and one half of one Common Stock purchase warrant (each whole Common Stock purchase warrant, a “Warrant”). Each whole Warrant shall entitle the holder thereof to purchase from the Company one additional share of Common Stock (a “Warrant Share”) for a period of 30 months from the Closing Date (as defined below) at an exercise price of US$1.60, subject to adjustment and early termination. In the event that the Company’s shares of common stock trade on the NYSE MKT LLC at a closing price of greater than US$2.75 per share for a period of 20 consecutive trading days at any time following the Closing Date, the Company may accelerate the expiry date of the Warrants by giving notice to holders thereof via a press release and in such case the Warrants will expire on the 30th day after the date on which such notice is given by the Company. The Warrants shall be issued pursuant to, and the exercise thereof shall be governed by, the provisions of a warrant indenture (the “Warrant Indenture”) to be entered into between the Company, as issuer, and Corporate Stock Transfer, Inc., as trustee (the “Warrant Trustee”). The Units, Shares, Warrants and Warrant Shares are collectively referred to herein as the “Securities”. The Company hereby confirms its agreement with Haywood Securities Inc., Laurentian Bank Securities Inc., Cantor Fitzgerald Canada Corporation, Dundee

Securities Ltd. and Global Hunter Securities LLC (collectively, the “Underwriters”), as set forth below. Haywood Securities Inc. is acting as lead Underwriter (the “Lead Manager”) in connection with the offering and sale of the Securities contemplated herein (the “Offering”).

The Company understands that the Underwriters propose to make a public offering of the Units in the United States and each of the Provinces of Canada, except Quebec, either directly or through their respective U.S. or Canadian broker-dealer affiliates upon the terms set forth in the Prospectuses (as defined below) and pursuant to the terms and conditions set forth in this Agreement.

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) The Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (No. 333-176505) relating to the offer and sale, from time to time, of up to US$100,000,000 of the Company’s Common Stock, debt securities, warrants, subscription receipts and units (the initial filing and all pre-effective amendments thereto collectively being referred to as the “Initial Registration Statement”); and such Initial Registration Statement, and any post-effective amendment thereto, each in the form previously delivered to the Lead Manager, have been declared effective by the Commission, in such form and the Company has filed with the Commission the form of prospectus contained in the Initial Registration Statement pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), which was deemed by virtue of Rule 430B under the Securities Act to be a part of the Initial Registration Statement. No other document with respect to the Initial Registration Statement has heretofore been filed with the Commission. All conditions for use of Form S-3 to register the distribution of the Securities under the Securities Act have been satisfied. The various parts of the Initial Registration Statement, including all exhibits thereto and including (i) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 3(a) hereof and deemed by virtue of Rule 430B under the Securities Act to be part of the Initial Registration Statement at the time it became effective under the Securities Act with respect to the Underwriters, and (ii) the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Registration Statement became effective, each as amended at the time such part of the Initial Registration Statement became effective under the Securities Act with respect to the Underwriters, are hereafter collectively referred to as the “Registration Statement.” Any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the effective date of the Initial Registration Statement that is incorporated by reference therein. No stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The base prospectus related to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement is hereinafter called the “U.S. Base Prospectus.” The final prospectus supplement relating to the Units, in the form first filed with the Commission pursuant to Rule 424(b) under the Securities Act, together with the U.S. Base Prospectus, is hereafter referred to as the “U.S. Prospectus”.

Any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Securities is hereafter referred to as an “Issuer Free Writing Prospectus”. Any reference herein to the U.S. Base Prospectus or the U.S. Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Exchange Act on or before the date of such U.S. Base Prospectus or the U.S. Prospectus, as the case may be; and any reference herein to any “amendment” or “supplement” with respect to the U.S. Base Prospectus or the U.S. Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the date of such U.S. Base Prospectus or the U.S. Prospectus, as the case may be, which is incorporated therein by reference and (ii) any such document so filed.

All references in this Agreement to the Registration Statement, the U.S. Base Prospectus, the U.S. Prospectus or any Issuer Free Writing Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (EDGAR).

(b) The Company is qualified to file an MJDS Rule (as defined below) shelf prospectus pursuant to the MJDS Rule and has prepared and filed a preliminary MJDS shelf prospectus dated August 25, 2011 (the “Canadian Preliminary Base Shelf Prospectus”) and a final MJDS shelf prospectus dated October 4, 2011 (the “Canadian Final Base Shelf Prospectus”) providing for the offer and sale, from time to time, of up to US$100,000,000 of the Company’s Common Stock, debt securities, warrants, subscription receipts and units with the Canadian securities regulatory authorities in each of the Canadian Jurisdictions (as defined below), (collectively, the “Canadian Qualifying Authorities”); and a prospectus receipt (a “Receipt”) has been issued by or on behalf of each of the Canadian Qualifying Authorities for each of the Canadian Preliminary Base Shelf Prospectus and the Canadian Final Base Shelf Prospectus. The term “Canadian Jurisdictions” means each of the provinces of Canada, except Québec. The term “Canadian Base Prospectus” means the Canadian Final Base Shelf Prospectus, including documents incorporated therein by reference, at the time the Receipt was issued with respect thereto in accordance with the multi-jurisdictional disclosure system described in National Instrument 71-101 of the Canadian Securities Administrators, as amended (the “MJDS Rule”), the rules and procedures established under all applicable securities laws in each of the Canadian Jurisdictions and the respective regulations and rules under such laws together with applicable published policy statements and instruments of the Canadian Qualifying Authorities (“Canadian Securities Laws”). The term “Canadian Prospectus” means the Canadian final prospectus supplement relating to the Offering, and filed with the Canadian Qualifying Authorities in accordance with the MJDS Rule, together with the Canadian Base Prospectus, including all documents incorporated therein by reference. No order suspending the distribution of the Units or any other securities of the Company has been issued by any of the Canadian Qualifying Authorities and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Canadian Qualifying Authorities, and any request on the part of the Canadian Qualifying Authorities for additional information has been complied with.

All references in this Agreement to the Canadian Preliminary Base Shelf Prospectus, the Canadian Final Base Shelf Prospectus and the Canadian Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Canadian Qualifying Authorities pursuant to the System for Electronic Document Analysis and Retrieval (SEDAR).

As used herein, “Base Prospectuses” shall mean, collectively, the Canadian Base Prospectus and the U.S. Base Prospectus and “Prospectuses” shall mean, collectively, the Canadian Prospectus and the U.S. Prospectus.

(c) The Company was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the Offering contemplated hereby.

(d) The Registration Statement complies, and the U.S. Prospectus, the U.S. Warrant Prospectus (as defined below) and any further amendments or supplements to the Registration Statement, the U.S. Prospectus or the U.S. Warrant Prospectus will comply, in all material respects with the applicable provisions of the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”); the Registration Statement does not and will not, as of the applicable effective date as to each part of the Registration Statement and any amendment thereof or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; the U.S. Prospectus, the U.S. Warrant Prospectus and, in each case, any amendment thereof or supplement thereto, as of the time of filing thereof and as of the Closing Date will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that each of the representations and warranties in this Section 1(d) shall not apply to any information contained in or omitted from the Registration Statement or the U.S. Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Lead Manager specifically for use therein. The parties hereto agree that such information provided by or on behalf of any Underwriter through the Lead Manager consists solely of the material referred to in Section 15 hereof.

(e) The Canadian Base Prospectus complied as of the time of filing thereof, and the Canadian Prospectus (and any further amendments or supplements thereto) will comply, in all material respects with the applicable requirements of Canadian Securities Laws; the Canadian Prospectus (and any further amendments or supplements thereto) will not, as of the time of filing thereof and through the Closing Date include any untrue statement of a material fact or omit to state a material fact that is required to be stated or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading, and the Canadian Prospectus (and any further amendments or supplements thereto) will, as of the time of filing thereof and through the Closing Date, constitute, full, true and plain disclosure of all material facts relating to the Units and to the Company; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from the

Canadian Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Lead Manager specifically for use therein. The parties hereto agree that such information provided by or on behalf of any Underwriter through the Lead Manager consists solely of the material referred to in Section 15 hereof.

(f) No order preventing or suspending the use of the U.S. Base Prospectus has been issued by the Commission.

(g) Each Issuer Free Writing Prospectus complies in all material respects with the applicable provisions of the Securities Act and the Rules and Regulations, and does not include information that conflicts with the information contained in the Registration Statement or the Prospectuses, and any Issuer Free Writing Prospectus, as supplemented by and taken together with the U.S. Prospectus as of the Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this Section 1(g) with respect to any information contained in or omitted from any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Lead Manager specifically for use therein. The parties hereto agree that such information provided by or on behalf of any Underwriter through the Lead Manager consists solely of the material referred to in Section 15 hereof.

(h) The documents incorporated or deemed to be incorporated by reference in the Prospectuses, at the time they were or hereafter are filed with the Commission or the Canadian Qualifying Authorities, as applicable, complied and will comply in all material respects with the requirements of the Securities Act, the Rules and Regulations, the Exchange Act, the rules and regulations thereunder, and Canadian Securities Laws, as applicable, and none of such documents contained, or will contain, at the time of its filing any untrue statement of a material fact or omitted or will omit at the time of its filing to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or are made, not false or misleading.

(i) Manning Elliott LLP, who have audited the consolidated financial statements and supporting schedules and information of the Company that are included or incorporated by reference in the Registration Statement and the Prospectuses, and whose reports appear or are incorporated by reference in the Registration Statement and the Prospectuses are independent with respect to the Company as required by Canadian Securities Laws and are independent registered public accountants as required by the Securities Act, the Rules and Regulations, the Exchange Act, the rules and regulations thereunder, and the rules of the Public Company Accounting Oversight Board.

(j) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as disclosed in the Prospectuses, (i) the Company has not declared or paid any dividends, or made any other distribution of any kind, on or in respect of its capital stock, (ii) there has not been any material change in the capital stock or long-term or short-term debt of the Company, (iii) the Company has not sustained any material loss or interference with its business or properties from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and (iv) there has not been any material adverse change or any development reasonably likely to result in a material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting the business, general affairs, management, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company, taken as a whole (a “Material Adverse Change”). Since the date of the latest balance sheet included, or incorporated by reference, in the Registration Statement and the Prospectuses, the Company has not incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company, taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Prospectuses.

(k) The Company has no subsidiaries.

(l) The Company has an authorized and outstanding capitalization as set forth in the Prospectuses, and all of the issued and outstanding shares of capital stock of the Company are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable U.S. federal, U.S. state and Canadian Securities Laws and not in violation of or subject to any preemptive or similar right that entitles any person to acquire from the Company any Common Stock or other security of the Company or any security convertible into, or exercisable or exchangeable for, Common Stock or any other such security of the Company (any “Relevant Security”), except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement.

(m) The Company has full power and authority (corporate or otherwise) to issue the Securities, and to perform its obligations hereunder. The Shares and Warrants and Warrant Shares to be delivered on the Closing Date, or upon exercise of the Warrants in accordance with their terms, as applicable, have been duly and validly authorized and, when issued and delivered in accordance with this Agreement and the Warrant Indenture, as applicable, will be duly and validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable U.S. federal, U.S. state and Canadian Securities Laws and will not have been issued in violation of or subject to any preemptive or similar right that entitles any person to acquire any Relevant Security from the Company. The Common Stock, the Units, the Shares and the Warrants conform to the descriptions thereof contained in the Registration Statement and the Prospectuses. Except as disclosed in the Prospectuses and other than with respect to employee stock options that have been granted subsequent to June 30, 2013 pursuant to the Company’s equity compensation plans, the Company has no outstanding warrants, options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security. Except as disclosed in the Prospectuses, no holder of any Relevant Security has any rights to require registration or qualification under the Securities Act or the Canadian Securities Laws of any Relevant Security in connection with the offer and sale of the Securities contemplated hereby, and any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof.

(n) The Company has been duly organized and validly exists as a corporation in good standing under the laws of its jurisdiction of organization. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually and in the aggregate) could not reasonably be expected to have a material adverse effect on (i) the business, general affairs, management, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company, taken as a whole; or (ii) the ability of the Company to consummate the Offering or any other transaction contemplated by this Agreement, the Warrant Indenture or the Prospectuses (a “Material Adverse Effect”).

(o) The Company has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, U.S., Canadian or foreign (collectively, the “Consents”), to own, lease and operate its properties, in relation to the construction and development of the Nichols Ranch Project, and conduct its business as it is now being conducted and as disclosed in the Registration Statement and the Prospectuses, and each such Consent is valid and in full force and effect, except in each case as could not reasonably be expected to result in a Material Adverse Effect. The Company has not received notice of any investigation or proceedings which, if decided adversely to the Company, could reasonably be expected to result in a Material Adverse Effect. The Company is not aware of any pending or contemplated change to any applicable law or regulation or governmental position that could reasonably be expected to result in a Material Adverse Effect.

(p) This Agreement has been duly and validly authorized, executed and delivered by the Company. The Warrant Indenture has been duly authorized by the Company and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by the Warrant Trustee of the Warrant Indenture) will be a legally binding and valid obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and relating to general principles of equity. The Warrant Indenture, when executed and delivered, will conform in all material respects to the description thereof in the Prospectuses and the U.S. Warrant Prospectus.

(q) There are no reports or information that in accordance with the requirements of the Securities Act, the Exchange Act or Canadian Securities Laws must be made publicly available in connection with the Offering of the Units and the issuance of the Warrant Shares that have not been made publicly available as required; there are no material documents required to be filed as of the date hereof with the Commission or the Canadian Qualifying Authorities or with any other Canadian securities regulatory authority in connection with the Offering of the Units that have not been filed as required; the Company has not filed any confidential material change reports or similar confidential report with any securities regulatory authority that is still maintained on a confidential basis.

(r) The issue and sale of the Securities, the compliance by the Company with this Agreement and the Warrant Indenture and the consummation of the transactions herein and therein contemplated do not and will not (i) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”) upon any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company is a party or by which the Company or its respective properties, operations or assets may be bound or (ii) violate or conflict with any provision of the articles of incorporation, by-laws, or other organizational documents of the Company, or (iii) violate or conflict with any applicable statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, except (in the case of clauses (i) and (iii) above) as could not reasonably be expected to have a Material Adverse Effect.

(s) No Consent of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, domestic or foreign, is required for the execution, delivery and performance of this Agreement or the Warrant Indenture or consummation of the transactions contemplated by such agreements, except the registration under the Securities Act of the Securities and the qualification of the Shares and Warrants for distribution in the Canadian Jurisdictions as contemplated by this Agreement (including the filing of a prospectus supplement covering the issuance of the Warrant Shares upon exercise of the Warrants, from time to time, as contemplated by this Agreement), necessary approvals of the Toronto Stock Exchange (the “TSX”) and the NYSE MKT LLC (“NYSE MKT”) and any consents as may be required under state or foreign securities or blue sky laws, or the by-laws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Units by the Underwriters, each of which has been obtained and is in full force and effect; except for the approval of the TSX and the NYSE MKT and the filing of the Prospectuses with the Commission and with the Canadian Qualifying Authorities under the MJDS Rule, each of which will be obtained or filed, as applicable, in accordance with the terms and conditions of this Agreement.

(t) Except as disclosed in the Registration Statement and the Prospectuses, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, U.S., Canadian or foreign, pending to which the Company is a party or of which any property, operations or assets of the Company is the subject which, individually or in the aggregate, if determined adversely to the Company could reasonably be expected to have a Material Adverse Effect; to the Company’s knowledge, no such proceeding, litigation or arbitration is threatened or contemplated which, individually or in the aggregate, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect.

(u) The consolidated financial statements, including the notes thereto, and the supporting schedules included or incorporated by reference in the Registration Statement and the Prospectuses present fairly, in all material respects, the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company, and comply as to form with the applicable accounting requirements of the Securities Act, the Rules and Regulations, the Exchange Act and the rules and regulations thereunder and the MJDS Rule; except as otherwise stated in the Registration Statement and the Prospectuses, said consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved and the supporting schedules included in the Registration Statement and the Prospectuses present fairly, in all material respects, the information required to be stated therein. No other financial statements or supporting schedules are required to be included in the Registration Statement and the Prospectuses by Canadian Securities Laws, the Securities Act, the Rules and Regulations, the Exchange Act or the rules and regulations thereunder. The other financial and statistical information included or incorporated by reference in the Registration Statement and the Prospectuses, including the selected consolidated financial data set forth under the caption “Consolidated Capitalization” in the Prospectuses, present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements that are included or incorporated by reference in the Registration Statement and the Prospectuses and the books and records of the Company.

(v) There has not been any reportable event (within the meaning of National Instrument 51-102 — Continuous Disclosure Obligations of the Canadian Securities Administrators) between the Company and its auditors.

(w) The statistical, industry-related and market-related data included in the Registration Statement and the Prospectuses are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(x) Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) to be included or incorporated by reference in the Prospectuses has been or will be made or reaffirmed with a reasonable basis and in good faith.

(y) The Common Stock has been registered pursuant to Section 12(b) of the Exchange Act. The Common Stock is listed on the TSX and the NYSE MKT, the Company is not in default of any listing requirements of the TSX or the NYSE MKT applicable to the Company, and the Company has taken no action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or designed to delist, or likely to have the effect of de-listing, the Common Stock from the TSX or the NYSE MKT, nor has the Company received any notification that the Commission, the Canadian Qualifying Authorities, the TSX or the NYSE MKT is contemplating terminating such registration or listing, as applicable.

(z) Except as described in Section 1(aa), the Company maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The books and records of the Company disclose all of their material financial transactions and, except as described in Section 1(aa), such transactions have been fairly and accurately recorded.

(aa) Except as disclosed in the Prospectuses, the Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with United States generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in their internal control over financial reporting. Since the date of the latest audited consolidated financial statements included or incorporated by reference in the Prospectuses there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(bb) Except as disclosed in the Prospectuses, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act and the rules and regulations thereunder; such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities. Such disclosure controls and procedures are effective.

(cc) There is and has been no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications. The Company is not indebted to any of its directors or officers, other than on account of directors’ fees or expenses accrued but not paid, or to the best of its knowledge, to any of its stockholders. The Company has not guaranteed or agreed to guarantee any debt, liability or other obligation of any kind whatsoever of any person, firm or corporation of any kind whatsoever.

(dd) Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of any of the Securities.

(ee) Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” (within the meaning of the Securities Act and the Rules and Regulations) with the offer and sale of the Securities pursuant to the Registration Statement.

(ff) The statements set forth in the Prospectuses under the captions “Description of Securities Distributed”, insofar as they purport to constitute a summary of the terms of the Common Stock, the Shares, the Warrants and the Warrant Shares, under the caption “Plan of Distribution”, insofar as they purport to constitute a summary of the terms of the Agreement, and under the captions “Material U.S. Federal Income Tax Consequences” and “U.S. Federal Income Tax Consequences”, and in the Canadian Prospectus under “Eligibility for Investment” and “Purchaser’s Statutory Rights”, insofar as they purport to describe the provisions of law referred to therein, are accurate, complete and fair in all material respects.

(gg) There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectuses, or to be filed as an exhibit thereto, which is not described or filed as required; insofar as such descriptions summarize legal matters, agreements, documents or proceedings discussed therein, such descriptions are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(hh) The Company is subject to the reporting requirements of Section 13 of the Exchange Act and files periodic reports with the Commission. All conditions for use of Form S-3 to register the Securities under the Securities Act have been satisfied.

(ii) The Company is not registered and, at all times up to and including consummation of the transactions contemplated by this Agreement and the Warrant Indenture, and after giving effect to application of the net proceeds of the Offering as described in the the Prospectuses, will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended, and is not and will not be an entity “controlled” by an “investment company” within the meaning of such act.

(jj) Except as disclosed in the Prospectuses, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement and the Warrant Indenture or, to the Company’s knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, or affiliates that may affect the Underwriters’ compensation as determined by FINRA.

(kk) Except as disclosed in the Prospectuses, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of any of the Underwriters.

(ll) Except as otherwise disclosed in the Prospectuses, the Company owns or leases all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described in the Prospectuses. The Company has good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of any and all Liens except such as are described in the Prospectuses or such as do not (individually or in the aggregate) materially affect the value of such property or materially interfere with the use made or proposed to be made of such property by the Company; and any real property and buildings held under lease or sublease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not materially interfere with, the use made and proposed to be made of such property and buildings by the Company. The Company has not received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company.

(mm) All interests in material mining claims, concessions, exploitation or extraction rights or similar rights (“Mining Claims”) that are held by the Company are completely and accurately described in the Prospectuses and are in good standing, are valid and enforceable, are free and clear of any material liens or charges, and no material royalty is payable in respect of any of them, except as disclosed in the Prospectuses. Except as disclosed in the Prospectuses, no other material property rights are necessary for the conduct of the Company’s business as described therein, and there are no material restrictions on the ability of the Company to use, transfer or otherwise exploit any such property rights except as required by applicable law or as set forth in the agreements listed in Exhibit A hereto (collectively, the “Material Agreements”) and the Company does not know of any claim or basis for a claim that may adversely affect the Company’s rights in any material respect.

(nn) Except as disclosed in the Prospectuses, the Mining Claims held by the Company cover the properties required by the Company for the purposes described therein. All Material Agreements have been disclosed in the Prospectuses and, except as disclosed in the Prospectuses or as contemplated herein, the Company has not approved, entered into any binding agreement in respect of, or has any knowledge of, the purchase of any material property or assets or any interest therein or the sale, transfer or other disposition of any material property or assets or any interest therein currently owned, directly or indirectly, by the Company, whether by asset sale, transfer of shares or otherwise.

(oo) The mineral resource information filed in Canada in compliance with Canadian Securities Laws has been prepared in accordance with Canadian industry standards set forth in National Instrument 43-101 — Standards of Disclosure for Mineral Projects (“NI 43-101”) and the mineral information filed with the SEC has been prepared in accordance with Industry Guide 7 under the Securities Act, to the extent applicable to the Company, and the method of estimating the mineral resources are in accordance with accepted estimation practices and mineral resources have been verified by mining experience and the information upon which the estimates of resources were based, was, at the time of delivery thereof, complete and accurate in all material respects. The Company has duly filed with the applicable regulatory authorities all reports required by NI 43-101, and all such reports comply with the requirements of such instrument in all material respects.

(pp) The Company maintains insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect. There are no material claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that would not have a Material Adverse Effect.

(qq) The Company has accurately prepared and timely filed all applicable foreign, federal, state, provincial and local tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return). No deficiency assessment with respect to a proposed adjustment of the Company’s foreign, federal, state, provincial and local taxes is pending or, to the best of the Company’s knowledge, threatened. The accruals and reserves on the books and records of the Company in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period and, since the date of the most recent audited consolidated financial statements, the Company has not incurred any liability for taxes other than in the ordinary course of its business. There is no tax lien, whether imposed by any foreign, federal, state, provincial and local taxing authority, outstanding against the assets, properties or business of the Company.

(rr) There are no transfer taxes or other similar fees or charges under Canadian or U.S. federal law or the laws of any state, province or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement and the Warrant Indenture or the issuance and sale by the Company of the Securities.

(ss) No dispute between the Company and any local, native or indigenous group exists or is threatened or imminent with respect to any of the Company’s properties or exploration activities that could reasonably be expected to have a Material Adverse Effect.

(tt) No labor disturbance by the employees of the Company exists or, to the best of the Company’s knowledge, is imminent and the Company is not aware of any existing or imminent labor disturbances by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, in either case (individually or in the aggregate), could reasonably be expected to have a Material Adverse Effect.

(uu) No “prohibited transaction” (as defined in either Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), “accumulated funding deficiency” (as defined in Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan subject to ERISA or the Code for which the Company would have any liability which could (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect; each employee benefit plan for which the Company would have any liability is in compliance in all material respects with applicable law, including (without limitation) ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “pension plan” within the meaning of Section 3(2) of ERISA; and each plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

(vv) There has been no storage, generation, transportation, handling, use, treatment, disposal, discharge, emission, contamination, release or other activity involving any kind of hazardous, toxic or other wastes, pollutants, contaminants, petroleum products or other hazardous or toxic substances, chemicals or materials (“Hazardous Substances”) by, due to, on behalf of, or caused by the Company (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any property now or previously owned, operated, used or leased by the Company, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit, common law provision or other legally binding standard relating to pollution or protection of human health and the environment (“Environmental Law”), except for violations and liabilities which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There has been no disposal, discharge, emission contamination or other release of any kind at, onto or from any such property or into the environment surrounding any such property of any Hazardous Substances with respect to which the Company has knowledge, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has not agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no pending or, to the best of the Company’s knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company. No property of the Company is subject to any Lien under any Environmental Law. The Company is not subject to any order, decree, agreement or other individualized legal requirement related to any Environmental Law, which, in any case (individually or in the aggregate), could reasonably be expected to have a Material Adverse Effect.

(ww) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure or remediation of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

(xx) The Company or, to the Company’s knowledge, any of its employees or agents, has not at any time during the last five years (i) made any unlawful contribution to any candidate for non-United States office, or failed to disclose fully any such contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof. The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened. The Company or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is not currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(yy) The Company (i) is not in violation of its articles of incorporation, by-laws, or other organizational documents, (ii) is not in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, U.S., Canadian or foreign, except (in the case of clauses (ii) and (iii) above) for violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

(zz) The Company has complied with the requirements of Rule 433 under the Securities Act with respect to each Issuer Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to any such Issuer Free Writing Prospectus. The Company has not (i) distributed any offering material in connection with the Offering other than the Prospectuses and any Issuer Free Writing Prospectus set forth on Annex IV hereto, or (ii) filed, referred to, approved, used or authorized the use of any “free writing prospectus” as defined in Rule 405 under the Securities Act with respect to the Offering of the Units, except for any Issuer Free Writing Prospectus set forth in Annex IV hereto and any electronic road show previously approved by the Lead Manager.

(aaa) The Company is a reporting issuer in the Canadian Jurisdictions, is not in default of any requirement of Canadian Securities Laws and is not on the list of defaulting issuers maintained under the securities legislation of each of the Canadian Jurisdictions.

(bbb) Corporate Stock Transfer, Inc. at its principal offices in the City of Denver, Colorado is the duly appointed registrar and transfer agent of the Company with respect to the Common Stock and Warrant Trustee with respect to the Warrants.

(ccc) The minute books and corporate records of the Company are true and correct in all material respects and contain all minutes of all meetings and all resolutions of the directors

(and any committees of such directors) and stockholders of the Company as at the date hereof and at the Closing Date will contain the minutes of all meetings and all resolutions of the directors (and any committees of such directors) and stockholders of the Company.

(ddd) Each stock option granted under any stock option plan of the Company (each, a “Stock Plan”) was granted with a per share exercise price no less than the fair market value per share of Common Stock on the grant date of such option, and no such grant involved any “back-dating,” “forward-dating” or similar practice with respect to the effective date of such grant; each such option (i) was granted in compliance with applicable law and with the applicable Stock Plan(s), (ii) was duly approved by the board of directors (or a duly authorized committee thereof) of the Company, as applicable, and (iii) has been properly accounted for in the Company’s financial statements and disclosed, to the extent required, in the Company’s filings or submissions with the Commission and the Canadian Qualifying Authorities.

(eee) The Company has been a reporting company for at least three years and timely in its reporting obligations under the Exchange Act and the rules and regulations of the Commission thereunder during the past twelve months. As of a date within 60 calendar days of the date of this Agreement, the aggregate market value of the Common Stock held by non-affiliates was US$100,000,000 or greater and the Common Stock had an annual trading volume of at least three million shares.

Any certificate signed by or on behalf of the Company and delivered to the Lead Manager or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

2. Purchase, Sale and Delivery of the Shares.

(a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a price of US$1.17 per Unit, that percentage of the aggregate number of Units to be sold in the Offering set forth opposite their respective names on Schedule I hereto together with any additional number of Units which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. As compensation for the services rendered to the Company by the Underwriters in respect of the Offering, the Company will pay to the Underwriters an aggregate amount equal to six percent (6%) of the gross proceeds received by the Company from the sale of the Units on the Closing Date (as defined below) to be divided among the Underwriters pro rata based on the percentages noted in Schedule I hereto.

(b) The Shares and the Warrants are immediately separable and will be issued separately. Payment of the purchase price for the Units, and delivery of certificates representing, the Shares and the Warrants shall be made at the offices of McMillan LLP or at such other place as shall be agreed upon by the Lead Manager and the Company, at 8:15 a.m., New York City time, on September 6, 2013, or such other time and date as the Lead Manager and the Company may agree upon in writing (such time and date of payment and delivery being herein called the “Closing Date”). Delivery of certificates for the Shares and the Warrants shall be made to the Lead Manager through the facilities of The Depository Trust Company for the respective accounts of the several Underwriters against payment of the purchase price for the Units by wire transfer in same day funds to or as directed in writing by the Company. Certificates for the Shares and the Warrants shall be registered in such name or names and shall be in such denominations as the Lead Manager may request. The Company will permit the Lead Manager to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

(c) The Company acknowledges and agrees that (i) the terms of this Agreement and the Offering (including the price of the Units and the exercise price of the Warrants) were negotiated at arm’s length between sophisticated parties represented by counsel; (ii) no fiduciary or advisory relationship between the Company and the Underwriters has been created as a result of any of the transactions contemplated by this Agreement or the process leading to such transactions, irrespective of whether any Underwriter has advised or is advising any such party on other matters, (iii) the Underwriters’ obligations to the Company in respect of the Offering are set forth in this Agreement in their entirety and (iv) it has obtained such legal, tax, accounting and other advice as it deems appropriate with respect to this Agreement and the transactions contemplated hereby and any other activities undertaken in connection therewith, and it is not relying on the Underwriters with respect to any such matters.

(d) Each Underwriter, severally and not jointly, covenants and agrees with the Company that such Underwriter will not use or refer to any “free writing prospectus” (as defined in Rule 405 under the Securities Act) without the prior written consent of the Company, except for any Issuer Free Writing Prospectus set forth in Annex IV hereto and any electronic road show previously approved by the Lead Manager. The Company and each Underwriter, severally and not jointly, agree that any such free writing prospectus, the use of which has been consented to by the Company and the Underwriters, is listed in Annex IV hereto.

3. Covenants of the Company. In addition to the other covenants and agreements of the Company contained herein, the Company further covenants and agrees with each of the Underwriters that:

(a) The Company shall prepare the U.S. Prospectus in a form approved by the Lead Manager and file such U.S. Prospectus pursuant to, and within the time period specified in, Rule 424(b) and Rule 430B under the Securities Act. The Company shall prepare the Canadian Prospectus in a form approved by the Lead Manager and file such Canadian Prospectus pursuant to, and within the time period specified under the MJDS Rule. The Company shall file a prospectus supplement in the United States relating to issuances, from time to time upon exercises of the Warrants, of the Warrant Shares (the “U.S. Warrant Prospectus”), in a form approved by the Lead Manager and file such U.S. Warrant Prospectus pursuant to Rule 424(b) and Rule 430B under the Securities Act prior to the Closing Date. Prior to the termination of the Offering of the Securities, the Company will not file any amendment to the Registration Statement or supplement or amendment to the Prospectuses or the U.S. Warrant Prospectus unless the Company has furnished a copy to the Lead Manager and their legal counsel for their review prior to filing and will not file any such proposed amendment or supplement to which the Lead Manager reasonably objects. The Company will cause the Prospectuses and the U.S. Warrant Prospectus, properly completed, and any supplement thereto to be filed, each in a form approved by the Lead Manager with the Canadian Qualifying Authorities in accordance with the

MJDS Rule (in the case of the Canadian Prospectus) and with the Commission (in the case of the U.S. Prospectus and the U.S. Warrant Prospectus) within the time period prescribed and will provide evidence satisfactory to the Lead Manager of such timely filings. The Company will promptly advise the Lead Manager (1) when the U.S. Prospectus and the U.S. Warrant Prospectus, and any supplement thereto, shall have been filed with the Commission, (2) when the Canadian Prospectus shall have been filed with the Canadian Qualifying Authorities pursuant to the MJDS Rule, (3) when, prior to termination of the Offering of the Units, any amendment to the Registration Statement or the Canadian Prospectus shall have been filed or become effective or a Receipt in respect of any such amendment has been issued, as the case may be, (4) of any request by the Canadian Qualifying Authorities or the Commission for any amendment of or supplement to the Canadian Prospectus, the Registration Statement, the U.S. Prospectus or the U.S. Warrant Prospectus, as applicable, or for any additional information, (5) of the Company’s intention to file, or prepare any supplement or amendment to, the Registration Statement, the Prospectuses, the U.S. Warrant Prospectus or any Issuer Free Writing Prospectus, (6) of the time when any amendment to the Canadian Prospectus has been filed with or Receipted by the Canadian Qualifying Authorities, or of the filing with or mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement, the U.S. Prospectus or the U.S. Warrant Prospectus, (7) of the issuance by the Canadian Qualifying Authorities or the Commission of any cease trade order or any stop order suspending the effectiveness of the Canadian Prospectus or the Registration Statement, as applicable, or any post-effective amendment thereto, or suspending the use of any of the Prospectuses, the U.S. Warrant Prospectus or any Issuer Free Writing Prospectus or, in each case, of the initiation or threatening of any proceedings therefor, (8) of the receipt of any comments or communications from the Canadian Qualifying Authorities, the Commission or any other regulatory authority relating to the Prospectuses, the Registration Statement, the U.S. Warrant Prospectus or the listing of the Shares and the Warrant Shares on the TSX or the NYSE MKT, and (9) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Units, Shares, Warrants or Warrant Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Canadian Qualifying Authorities or the Commission shall propose or enter a cease trade order or a stop order at any time, the Company will use its reasonable best efforts to prevent the issuance of any such cease trade order or stop order and, if issued, to obtain the lifting of such order as soon as possible.

(b) The Company will prepare and file with the Commission, promptly after the execution of this Agreement, and in any event no later than 8:30 a.m. (New York City time) on the date of this Agreement, the U.S. Prospectus.

(c) The Company will prepare and file with the Canadian Qualifying Authorities, promptly after the execution of this Agreement, and in any event no later than 8:30 a.m. (New York City time) on the date of this Agreement, and in conformity in all material respects with applicable Canadian Securities Laws, the Canadian Prospectus.

(d) If at any time when a prospectus relating to the Securities (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act, any event shall have occurred as a result of which the Prospectuses or the U.S. Warrant Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances existing at the time of delivery of such Prospectuses or U.S. Warrant Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) to the purchaser, not misleading, or if to comply with the Securities Act, the Rules and Regulations, the Exchange Act, the rules and regulations thereunder, or Canadian Securities Laws, it shall be necessary at any time to amend or supplement the Prospectuses, the U.S. Warrant Prospectus, the Registration Statement, or the Canadian Base Prospectus, or to file any document incorporated by reference in the Registration Statement or the Prospectuses or the U.S. Warrant Prospectus or in any amendment thereof or supplement thereto, the Company will notify the Lead Manager promptly and prepare and file with the Commission and the Canadian Qualifying Authorities an appropriate amendment, supplement or document (in form and substance satisfactory to the Lead Manager) that will correct such statement or omission or effect such compliance, and will use its reasonable best efforts to have any amendment to the Registration Statement declared effective as soon as possible and/or obtain a Receipt therefor, issued in accordance with the MJDS Rule, from the Canadian Qualifying Authorities as soon as possible. The Company, during the period when a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act in connection with the offer or sale of the Securities, will file all reports and other documents required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and the rules and regulations thereunder, and with the Canadian Qualifying Authorities pursuant to Canadian Securities Laws, within the time periods required thereby.

(e) The Company will not, without the prior consent of the Lead Manager, (i) make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except for any Issuer Free Writing Prospectus set forth in Annex IV hereto and any electronic road show previously approved by the Lead Manager, or (ii) file, refer to, approve, use or authorize the use of any “free writing prospectus” as defined in Rule 405 under the Securities Act with respect to the Offering of the Securities. If at any time any event shall have occurred as a result of which any Issuer Free Writing Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, conflict with the information in the Registration Statement, the Prospectuses or the U.S. Warrant Prospectus as then amended or supplemented or would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if to comply with the Securities Act or the Rules and Regulations it shall be necessary at any time to amend or supplement any Issuer Free Writing Prospectus, the Company will notify the Lead Manager promptly and, if requested by the Lead Manager, prepare and furnish without charge to each Underwriter an appropriate amendment or supplement (in form and substance satisfactory to the Lead Manager) that will correct such statement, omission or conflict or effect such compliance.

(f) The Company has complied and will comply in all material respects with the requirements of Rule 433 with respect to each Issuer Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to each such Issuer Free Writing Prospectus.

(g) The Company will promptly deliver to each of the Underwriters signed copies of the Canadian Base Prospectus and the Canadian Prospectus and any amendment or supplement thereto, signed and certified as required by Canadian Securities Laws, a copy of any other document required to be filed by the Company in compliance with Canadian Securities Laws in connection with the Offering, a signed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith. The Company will promptly deliver to each of the Underwriters such number of copies of the Prospectuses and the Registration Statement, all amendments of and supplements to such documents, if any, as the Underwriters may reasonably request. Prior to 10:00 A.M., New York time, on the business day next succeeding the date of this Agreement and from time to time thereafter, the Company will furnish the Underwriters with copies of the Prospectuses in New York City and Vancouver, in such quantities as the Underwriters may reasonably request.

(h) The Company will furnish to the Warrant Trustee, without charge, during the period when a prospectus is required by the Securities Act or the Rules and Regulations to be delivered in connection with exercises of Warrants, such number of copies of the U.S. Warrant Prospectus as the Warrant Trustee may reasonably request. The copies of the U.S. Warrant Prospectus furnished to the Warrant Trustee will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent required or permitted by Regulation S-T.

(i) Promptly from time to time, the Company will use its reasonable best efforts, in cooperation with the Lead Manager, to qualify the Securities for offering and sale under the securities laws relating to the offering or sale of the Securities of such jurisdictions, domestic or foreign, as the Lead Manager may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to undertake any efforts in a jurisdiction, other than the United States or Canada, the offer of the Units in which the Company has not provided prior consents, not to be unreasonably withheld, qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject nor, except in the United States or Canada, shall the offering or sale be made in any jurisdiction which would require registration of the Securities or require the Company to file a prospectus in such jurisdiction or subject the Company to ongoing reporting requirements in such jurisdiction

(j) The Company will make generally available to its security holders as soon as practicable, but in any event not later than twelve months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act and the Rules and Regulations.

(k) The Company shall use its reasonable best efforts during the term of the Warrants to maintain the effectiveness of one or more registration statements covering of the issuance and sale of the Warrant Shares, and shall take such other action to ensure that Warrant Shares shall not be subject to restrictions on resale under the Securities Act by persons that are not affiliates of the Company (provided, however, that nothing shall prevent the amalgamation, merger or sale of the Company, including any take-over bid, and any associated delisting or deregistration or ceasing to be a reporting issuer, provided that, so long as the Warrants are outstanding and represent a right to acquire securities of the acquiring company, the acquiring company shall assume the Company’s obligations under the Warrant Indenture).

(l) During the period 90 days from the date of the Prospectuses (the “Lock-Up Period”), without the prior written consent of the Lead Manager, the Company (i) will not, directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any Relevant Security, or make any public announcement of any of the foregoing, (ii) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Exchange Act and the rules and regulations thereunder) with respect to any Relevant Security, and (iii) will not otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration; and the Company will obtain an undertaking in substantially the form of Annex III hereto of each of its officers and directors listed on Schedule II attached hereto, not to engage in any of the aforementioned transactions on their own behalf, other than the sale of Securities as contemplated by this Agreement; except that the restrictions of this paragraph shall not apply to (i) the Company’s issuance of Common Stock upon the conversion or exchange of convertible or exchangeable securities outstanding on the date hereof; (ii) the Company’s issuance of Common Stock upon the exercise of currently outstanding options; (iii) the Company’s issuance of Common Stock upon the exercise of currently outstanding warrants; (iv) the grant and exercise of options under, or the issuance and sale of shares pursuant to, employee stock option plans in effect on the date hereof, each as described in the Registration Statement and the Prospectuses; (v) the Company’s issuance of up to 10% of its issued and outstanding Common Stock at the date hereof in connection with the acquisition of any business, property or asset from arm’s-length parties that is consistent with the business of the Company as presently carried on, as described in the Registration Statement and the Prospectuses; and (vi) the offer of shares of Common Stock underlying the warrants issued as part of the Company’s June 2013 note financing pursuant to a registration statement under the Securities Act, pursuant to demand registration rights of the holders of such warrants. During the Lock-Up Period, the Company will not qualify a prospectus under Canadian Securities Laws or file a registration statement under the Securities Act in connection with any transaction by the Company or any person that is prohibited pursuant to the foregoing, except for registration statements on Form S-8 relating to employee benefit plans, registration statements filed pursuant to the demand registration rights of the holders of the Company’s warrants issued in connection with its June 2013 note financing, and the U.S. Warrant Prospectus.

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by the immediately preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Lead Manager waive, in writing, such extension. The Company will provide the Lead Manager, each officer and director of the Company listed on Schedule II attached hereto with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period.

(m) The Company will use its reasonable best efforts to maintain its status as a reporting issuer not in default under Canadian Securities Laws.

(n) The Company will use its reasonable best efforts to effect and maintain the listing of the Shares and the Warrant Shares on the TSX and the NYSE MKT.

(o) The Company will apply the net proceeds from the sale of the Units as set forth under the caption “Use of Proceeds” in the Prospectuses.

(p) The Company will not take, and will cause its affiliates (within the meaning of Rule 144 under the Securities Act) not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(q) The Company shall provide the Lead Manager with a draft of any press release to be issued in connection with the Offering of the Units, and will provide the Lead Manager and their counsel sufficient time to comment thereon and will accept all reasonable comments of the Lead Manager and their counsel on such press releases.

(r) Prior to the filing of the Prospectuses, and thereafter, prior to the completion of the distribution of the Units, the Company shall allow the Underwriters to review and comment on such documents and shall allow the Underwriters to conduct all due diligence investigations (including a due diligence session with senior management, Manning Elliott LLP and the author of the technical report for the Nichols Ranch Property) which they may reasonably require in order to fulfill their obligations as agents under applicable law or as otherwise may be required in order to enable them to execute the certificate required to be executed by them at the end of the Canadian Prospectus.

4. Payment of Expenses. Whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectuses are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of its obligations hereunder, including the following: (i) all expenses in connection with the preparation, printing and filing of the Registration Statement, the Base Prospectuses, the Prospectuses, the U.S. Warrant Prospectus, any Issuer Free Writing Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters; (ii) the preparation, issuance and delivery of the Warrant Indenture; (iii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the qualification of the Units under Canadian Securities Laws, the registration of the Securities under the Securities Act and the Offering; (iii) the cost of producing this Agreement and any agreement among Underwriters, blue sky survey, closing documents and other instruments, agreements or documents (including any compilations thereof) in connection with the Offering; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state or foreign securities, or “blue sky”, laws as provided in Section 3(i) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any blue sky survey; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, compliance with the rules and regulations of FINRA in connection with the Offering; (vi) all fees and expenses in connection with listing the Shares and Warrant Shares on the TSX and the NYSE MKT; (vii) all travel expenses of the Company’s officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Units; and (viii) any transfer taxes incurred in connection with this Agreement or the Offering. The Company also will pay or cause to be paid: (a) the cost of preparing certificates representing the Shares, Warrants and Warrant Shares; (b) the cost and charges of any transfer agent or registrar for the Shares and the Warrant Trustee; (c) the reasonable actual and accountable costs and expenses of the Underwriters, including the fees of their counsel up to US$200,000 (excluding taxes and disbursements), any experts or consultants retained by them and other out of pocket expenses incurred by them in connection with the transactions contemplated by this Agreement; and (d) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 4. It is understood, however, that except as provided in this Section 4 and in Sections 6, 7 and 10 hereof, the Underwriters will pay their own costs and expenses in connection with the transactions contemplated by this Agreement.

5. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date, to the performance by the Company of all of its obligations hereunder, and to each of the following additional conditions:

(a) The Canadian Prospectus shall have been filed with the Canadian Qualifying Authorities and the U.S. Prospectus and the U.S. Warrant Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 3 hereof; no order of any securities commission, securities regulatory authority or stock exchange in Canada to cease distribution of the Shares and Warrants under the Canadian Prospectus, as amended or supplemented, shall have been issued, and no proceedings for such purpose shall have been instituted or, to the knowledge of the Company, threatened; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, and no stop order suspending or preventing the use of any of the U.S. Prospectus, the U.S. Warrant Prospectus or any Issuer Free Writing Prospectus or the Canadian Prospectus shall have been issued by the Commission or the Canadian Qualifying Authorities, as applicable, and no proceedings therefor shall have been initiated or threatened by the Commission or the Canadian Qualifying Authorities, as applicable; all requests for additional information on the part of the Canadian Qualifying Authorities or the Commission shall have been complied with to the Underwriters’ reasonable satisfaction; and all required regulatory or stock exchange approvals shall have been received.

(b) At the Closing Date, the Underwriters shall have received the written opinion of McMillan LLP, Canadian counsel for the Company, dated the Closing Date and addressed to the Underwriters, in form and substance satisfactory to the Lead Manager, to the effect set forth in Annex I hereto.

(c) At the Closing Date, the Underwriters shall have received the written opinion of Dorsey & Whitney LLP, United States counsel for the Company, dated the Closing Date and addressed to the Underwriters, in form and substance satisfactory to the Lead Manager, to the effect set forth in Annex II hereto.

(d) At the Closing Date, the Underwriters shall have received the written opinions of counsel to the Company, dated the Closing Date and addressed to the Underwriters, in form and substance satisfactory to the Lead Manager, as to title by the Company of the Nichols Ranch property and the Hank property, and with respect to such matters related to the transactions contemplated hereby reasonably requested by the Underwriters.

(e) At the Closing Date, the Underwriters shall have received the written opinions of Troutman Sanders LLP, the Underwriters’ United States counsel, and Miller Thomson LLP, the Underwriters’ Canadian counsel (together, “Underwriters’ Counsel”), dated the Closing Date and addressed to the Underwriters, with respect to such matters as the Lead Manager may require, and the Company shall have furnished to Underwriters’ Counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(f) At the Closing Date, the Underwriters shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, in form and substance satisfactory to the Lead Manager, as to the accuracy of the representations and warranties of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Closing Date, and as to the matters set forth in subsections (a) and (i) of this Section 5, and as to such other matters as the Lead Manager may reasonably request.

(g) At the time this Agreement is executed, the Underwriters shall have received a comfort letter, from Manning Elliott LLP, independent registered public accountants for the Company, dated as of the date of this Agreement and addressed to the Underwriters, and in form and substance satisfactory to the Lead Manager and Underwriters’ Counsel.

(h) At the Closing Date, the Underwriters shall have received from Manning Elliott LLP, a letter to the effect that they reaffirm the statements made in the letter furnished pursuant to paragraph (g) of this section, and addressed to the Underwriters, and in form and substance satisfactory to the Lead Manager and Underwriters’ Counsel.

(i) The Company shall not have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectuses, any material loss or interference with its business or properties from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, other than as set forth in the Prospectuses (exclusive of any amendment or supplement thereto); and subsequent to the dates as of which information is given in the Registration Statement and the Prospectuses (exclusive of any amendment or supplement thereto), there shall not have been any change in the capital stock or long-term or short-term debt of the Company or any change or any development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, general affairs, management, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiaries, individually or taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Lead Manager, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated in the Prospectuses (exclusive of any amendment or supplement thereto).

(j) At the time this Agreement is executed, the Underwriters shall have received a duly executed lock-up agreement from each person who is a director or officer of the Company listed on Schedule II hereto, in each case substantially in the form attached hereto as Annex III.

(k) At the Closing Date, the Warrant Indenture shall have been duly authorized by the Company and duly executed and delivered by each of the Company and the Warrant Trustee.

(l) At the Closing Date, the Shares and the Warrant Shares shall have been conditionally approved for listing on the TSX and shall be approved for listing, subject to official notice of issuance, on the NYSE MKT.

(m) At the Closing Date, the Underwriters will be satisfied, based on the reasonable judgment of their counsel, that the Offering is exempt from the filing and review requirements of FINRA.

(n) The Company shall have furnished the Underwriters and Underwriters’ Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Underwriters or to Underwriters’ Counsel pursuant to this Section 5 shall not be satisfactory in form and substance to the Lead Manager and to Underwriters’ Counsel, all obligations of the Underwriters hereunder may be cancelled by the Lead Manager at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing or by telephone. Any such telephone notice shall be confirmed promptly thereafter in writing.

6. Indemnification.

(a) The Company shall indemnify and hold harmless each Underwriter, each of the officers and directors of each Underwriter and each other person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under Canadian Securities Laws, the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Prospectuses or the U.S. Warrant Prospectus, as originally filed or in any supplement thereto or amendment thereof, in the Registration Statement, as originally filed or any amendment thereof, or in any Issuer Free Writing Prospectus, or in any “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or (B) in any other materials or information provided to investors by, or with the approval of, the Company in connection with the Offering, including in any “road show” (as defined in Rule 433 under the Securities Act) for the Offering (“Marketing Materials”), or (ii) the omission or alleged omission to state in the Prospectuses or the U.S. Warrant Prospectus, as originally filed or in any supplement thereto or amendment thereof, in the Registration Statement, as originally filed or any amendment thereof, or in any Issuer Free Writing Prospectus, or in any “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or in any Marketing Materials, a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of any prospectus) not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Lead Manager expressly for use therein. The parties agree that such information provided by or on behalf of any Underwriter through the Lead Manager consists solely of the material referred to in Section 15 hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including but not limited to other liability under this Agreement.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Canadian Prospectuses and the Registration Statement and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under Canadian Securities Laws, the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectuses, as originally filed or any amendment thereof or amendment thereto, or in the Registration Statement, as originally filed or any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Lead Manager specifically for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting commission applicable to the Units to be purchased by such Underwriter hereunder. The parties agree that such information provided by or on behalf of any Underwriter through the Lead Manager consists solely of the material referred to in Section 15 hereof.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 6 to the extent that it is not materially prejudiced as a result thereof or otherwise has notice of any such action, and in any event shall not retrieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case (including one local counsel in each relevant jurisdiction), but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not, in the reasonable opinion of the indemnified party, diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 6 or Section 7 hereof (whether or not the indemnified party is an actual or potential party thereto), unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party.

7. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Canadian Prospectuses and the Registration Statement and each director of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the Offering or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of the underwriting discounts and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discount or commissions received by the Underwriters, in each case as set forth in the table on the cover page of the U.S. Prospectus. The relative fault of each of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Units underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each officer and director of the Company shall have the same rights to contribution as the Company subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise. The obligations of the Underwriters to contribute pursuant to this Section 7 are several in proportion to the respective number of Units to be placed by each of the Underwriters hereunder (as set forth in Schedule 1 hereto) and not joint.

8. Underwriter Default. If any of the Underwriters fails to purchase its applicable percentage of the aggregate amount of Units on the Closing Date, the other Underwriters shall have the right, but shall not be obligated, to purchase the Units which would otherwise have been purchased by the Underwriter which fails to purchase. Nothing in this section 8 shall oblige the Company to sell to the Underwriters less than all of the aggregate amount of the Units or shall relieve an Underwriter in default hereunder from liability to the Company.

9. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, including the agreements contained in Section 4, the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares and Warrants to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 4, 6, 7, 9 and 10 hereof shall survive any termination of this Agreement, including termination pursuant to Section 10 hereof.

10. Effective Date of Agreement; Termination.

(a) This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(b) The Underwriters shall have the right to terminate this Agreement at any time prior to the Closing Date, if, at or after 8:30 a.m. (New York Time) on the date hereof, (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Underwriters will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (ii) trading in the Common Stock shall have been suspended by the Commission, the Canadian Qualifying Authorities, the TSX, the NYSE MKT or trading in securities generally on the NYSE MKT or on the TSX shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE MKT or TSX or by order of the Commission or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any U.S. state or U.S. or Canadian federal authority or any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (v) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or Canada or there is a declaration of a national emergency or war by the United States or Canada or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the reasonable judgment of the Underwriters, makes it impracticable or inadvisable to proceed with the Offering of the Units on the terms and in the manner contemplated by the Prospectuses.

(c) Any notice of termination pursuant to this Section 10 shall be in writing.

(d) If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Underwriters, reimburse the Underwriters for all reasonable actual and accountable out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

11. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

(a) if sent to any Underwriter, shall be delivered, or faxed and confirmed in writing, to such Underwriter c/o Haywood Securities Inc., Suite 700 - 200 Burrard Street, Waterfront Centre, Vancouver, British Columbia, Canada, V6C 3L6, Attention: Kevin Campbell, with a copy to Troutman Sanders LLP at 401 9th Street, N.W., Suite 1000, Washington, DC, 20004-2134, U.S.A., Attention: Thomas M. Rose, Esq. and to Miller Thomson LLP, 1000-840 Howe Street, Vancouver, British Columbia, V6Z 2M1, Attention: Peter J. McArthur, Esq.;

(b) if sent to the Company, shall be delivered, or faxed and confirmed in writing to the Company and its Canadian and U.S. counsel at the addresses set forth in the Registration Statement;

provided, however, that any notice to an Underwriter pursuant to Section 6 shall be delivered or sent by facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to the Lead Manager, which address will be supplied to any other party hereto by the Lead Manager upon request. Any such notices and other communications shall take effect at the time of receipt thereof.

12. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 6 and 7 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling persons and their respective successors, officers, directors, heirs and legal representatives, and it is not for the benefit of any other person, firm or corporation. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Shares and Warrants from any of the Underwriters.

13. Governing Law and Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company irrevocably (a) submits to the jurisdiction of any court of the State of New York or the United States District Court for the Southern District of the State of New York (each a “New York Court”) for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement and the Prospectuses (each, a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any New York Court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any New York Court or from any legal process therein, (d) agrees not to commence any Proceeding other than in a New York Court, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUSES.

14. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase U.S. dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligations of the Company in respect of any sum due from it to any Underwriter shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Underwriter hereunder.

15. Underwriter Information. The parties acknowledge and agree that, for purposes of Sections 1(c), 1(d), 1(e), 1(f) and 6 hereof, the information provided by or on behalf of any Underwriter consists solely of the legal names of any Underwriters contained on the cover page of the Prospectuses and the legal names of the Underwriters and the breakdown of responsibility for the placement of Units among the Underwriters under the section heading “Underwriting” in the Prospectuses and information regarding the proposed offer price by the Underwriters and dealer concessions contained in paragraph 9 under the section heading “Underwriting”.

16. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as Underwriters in connection with the purchase and sale of the Company’s securities contemplated hereby. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of such purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company and the Underwriters agree that the Underwriters are acting as principal and not the fiduciary of the Company and no Underwriter has assumed, and no Underwriter will assume, any advisory responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company on other matters). The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile transmission or .pdf file via email shall constitute valid and sufficient delivery thereof.

18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

19. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

[signature page follows]

If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

URANERZ ENERGY CORPORATION

By:	/s/ Dennis Higgs
Name: Dennis Higgs
Title: Executive Chairman

Accepted as of the date first above written

HAYWOOD SECURITIES INC.

By:	/s/ Kevin Campbell
Name: Kevin Campbell
Title: Managing Director, Investment Banking

LAURENTIAN BANK SECURITIES INC.

By:	/s/ Ryan Thomas
Name: Ryan Thomas
Title: Director

CANTOR FITZGERALD CANADA CORPORATION

By:	/s/ Laurence Rose
Name: Laurence Rose
Title: CEO

DUNDEE SECURITIES LTD.

By:	/s/ Phil Williams
Name: Phil Williams
Title: Director, Investment Banking

GLOBAL HUNTER SECURITIES LLC

By:	/s/ J. Barry
Name: J. Barry
Title: Managing Director

SCHEDULE I

Underwriter	Allocation of Underwriters’ Compensation
Haywood Securities Inc.	65%
Laurentian Bank Securities Inc.	10%
Cantor Fitzgerald Canada Corporation	10%
Dundee Securities Ltd.	10%
Global Hunter Securities LLC	5%
Total	100%

SCHEDULE II

Dennis Higgs, Director, Executive Chairman of the Board

Peter Bell, Director

Arnold Dyck, Director

Gerhard Kirchner, Director

Paul Saxton, Director

Glenn Catchpole, Director, President and Chief Executive Officer

Benjamin Leboe, Senior Vice-President, Finance and Chief Financial Officer

Kurtis Brown, Senior Vice-President, Geology, Development and Safety

Sandra MacKay, Senior Vice President, Legal & Corporate Secretary

Glenda Thomas, Senior Vice President, Operations

Douglas Hirschman, Vice President, Lands

Bruce Larson, Vice President, Exploration

Michael Thomas, Vice President, Regulatory Affairs

Tamara Carlen, Vice President, Human Resources and Controller

EXHIBIT A

Material Agreements

1.	The Company’s 2005 Stock Option Plan, as amended June 10, 2009 and June 15, 2011

2.	Consulting Agreement between Catchpole Enterprises and the Company originally dated March 5, 2005, as amended January 1, 2007 and January 1, 2008

3.	Consulting Agreement between the Company and Ubex Capital Inc. originally dated July 1, 2005, as amended January 1, 2007 and January 1, 2008

4.	Agreement between the Company and Benjamin Leboe, doing business as Independent Management Consultants of British Columbia, originally dated May 23, 2006, as amended January 1, 2007 and January 1, 2008

5.	Purchase and Sale Agreement between the Company and NAMMCO dated September 19, 2007, as amended

6.	Venture Agreement between the Company and United Nuclear LLC dated January 15, 2008

7.	Office and Administration Services Agreement between the Company and Senate Capital Group Inc. dated September 30, 2008

8.	Shareholders Rights Plan Agreement between the Company and Corporate Stock Transfer, Inc. dated August 25, 2010

9.	Note Purchase Agreement by and among the Company, Deans Knight and the Investors dated May 31, 2013.

10.	Mortgage and Security Agreement and the Assignment by and among the Company, Deans Knight and the Investors dated June 5, 2013

11.	Collateral Agency Agreement by and among the Company, Deans Knight and the Investors dated June 5, 2013

12.	Registration Rights Agreement by and among the Company and the Investors dated June 5, 2013

13.	Form of Warrant for the June 6, 2013 Note Investors

14.	Form of Note for the June 6, 2013 Note Investors

ANNEX I

Form of Opinion of McMillan LLP

1.	To the knowledge of such counsel, no holders of securities of the Company have rights to the qualification of such securities under the Canadian Prospectus.

2.	The Company is registered as an extra-provincial company under the Business Corporations Act (British Columbia) for the purpose of carrying on business in the Province of British Columbia.

3.	All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are not in violation of or subject to any preemptive or, to the best of such counsel’s knowledge, similar rights that entitle or will entitle any person to acquire any Units, Shares or Warrants from the Company upon issuance or sale thereof.

4.	The Common Stock currently outstanding is listed on the TSX and the Shares and the Warrant Shares have been conditionally approved for listing on the TSX.

5.	To such counsel’s knowledge and other than as set forth in the Canadian Prospectus, there are no judicial, regulatory or other legal or governmental proceedings pending by or before any court or governmental agency, authority or body to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated.

6.	The execution, delivery, and performance of the Agreement and the Warrant Indenture and consummation of the transactions contemplated thereby and the Prospectuses do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the Material Agreements, to the extent governed by Canadian laws or (B) to the knowledge of such counsel, violate or conflict with any judgment, decree, order, statute, rule or regulation of any Canadian court or judicial, regulatory or other legal or governmental agency or body.

7.	The Company is a “reporting issuer” under the securities legislation of each of the Canadian Jurisdictions which provide for such status and is not on the list of defaulting issuers maintained thereunder.

8.	The statements under the captions “Eligibility for Investment” and “Purchaser’s Statutory Rights” in the Canadian Prospectus, and under the caption “Certain Canadian Federal Income Tax Consequences” in the Canadian Prospectus insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings.

9.	A Receipt has been obtained in respect of the Canadian Preliminary Base Shelf Prospectus and the Canadian Final Base Shelf Prospectus from the Canadian Qualifying Authorities and, subject to the filing of standard post-closing notices of distribution, all necessary documents have been filed, all necessary proceedings have been taken and all necessary consents, approvals, and authorizations have been obtained, in each case by the Company, under Canadian Securities Laws to permit the Units, Shares, Warrants and Warrant Shares to be offered, sold and delivered, as contemplated by the Agreement and the Warrant Indenture in the Canadian Jurisdictions by or through investment dealers or brokers duly and properly registered under Canadian Securities Laws who have complied with the relevant provisions of such laws and the terms of such registration; to the knowledge of such counsel, no order suspending the distribution of the Units, Shares, Warrants or Warrant Shares has been issued, no proceedings for that purpose have been instituted or threatened by any of the Canadian Qualifying Authorities.

ANNEX II

Form of Opinion of Dorsey & Whitney LLP

1.	The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada with corporate power to own its properties and conduct its business as described in the U.S. Prospectus.

2.	The authorized share capital of the Company consists of 10,000,000 shares of preferred stock. $0.001 par value, and 750,000,000 shares of Common Stock, $0.001 par value. The Common Stock, the Shares, the Warrants and the Warrant Shares conform to the descriptions thereof contained in the Registration Statement and the U.S. Prospectus.

3.	The Shares, Warrants and Warrant Shares to be delivered on the Closing Date, or upon exercise of the Warrants in accordance with their terms and the terms of the Warrant Indenture, as applicable, have been duly and validly authorized and, upon issuance, delivery and payment therefor in accordance with the Agreement and the Warrant Indenture, as applicable, will be duly and validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to preemptive or, to the best of our knowledge, similar rights that entitle or will entitle any person to acquire any Common Stock or other security of the Company or any security convertible into, or exercisable or exchangeable for, Common Stock or any other such security of the Company.

4.	Based solely on a letter from the NYSE MKT, the Shares are duly authorized for listing on the NYSE MKT.

5.	The Agreement and the Warrant Indenture have been duly and validly authorized, executed and delivered by the Company.

6.	To the best of such counsel’s knowledge and other than as set forth in the U.S. Prospectus, there are no judicial, regulatory or other legal or governmental proceedings pending by or before any court or governmental agency, authority or body to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated.

7.	The execution, delivery, and performance of the Agreement and the Warrant Indenture and consummation of the transactions contemplated thereby and the U.S. Prospectus and the U.S. Warrant Prospectus do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to the Material Agreements or (B) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company, or, to the best knowledge of such counsel, any judgment, decree, order, statute, rule or regulation of any court or any judicial, regulatory or other legal or governmental agency or body.

8.	No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any judicial, regulatory or other legal or governmental agency or body is required by the Company under the federal laws of the United States of America, which in our experience are normally applicable to the transactions of the type contemplated by the Agreement, except for the anti-fraud provisions of such federal laws, for the execution, delivery and performance of the Agreement and the Warrant Indenture or consummation of the transactions contemplated thereby and the U.S. Prospectus and the U.S. Warrant Prospectus, except for (1) such as may be required under state securities or blue sky laws in connection with the offer and sale of the Units, Shares, Warrants and Warrant Shares (as to which such counsel need express no opinion), (2) such as have been made or obtained under the Securities Act and (3) such as are required by FINRA.

9.	The Registration Statement, the U.S. Prospectus and the U.S. Warrant Prospectus and any amendments thereof or supplements thereto (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in the Registration Statement, the U.S. Prospectus and the U.S. Warrant Prospectus or any amendment thereof or supplement thereto (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered) when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations.

10.	The statements included under the caption “Material U.S. Federal Income Tax Considerations” in the U.S. Prospectus and the Warrant Prospectus insofar as such statements summarize legal matters discussed therein, are accurate and fair summaries of such legal matters in all material respects, subject to the qualifications set forth therein.

11.	The Company is not registered and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the U.S. Prospectus and the U.S. Warrant Prospectus, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

12.	Based solely on a certificate of good standing from the Secretary of State of Wyoming, the Company is qualified to do business as a foreign corporation and is in good standing in the State of Wyoming.

13.	The Registration Statement is effective under the Securities Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission and all filings required by Rule 424(b), Rule 430B and Rule 433 under the Securities Act have been made in the manner and in the time period required therein.

14.	To the best knowledge of such counsel, no contract or agreement is required to be filed as an exhibit to the Registration Statement that is not so filed.

ANNEX III

Form of Lock-Up Agreement

                    , 2013

Haywood Securities Inc.

As Representative of the several

Underwriters referred to below

Uranerz Energy Corporation Lock-Up Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) relates to the proposed public offering (the “Offering”) by Uranerz Energy Corporation, a Nevada corporation (the “Company”), of its common stock, $0.001 par value per share (the “Stock”), and warrants to purchase Stock.

In order to induce you and the other underwriters for which you act as representatives (the “Underwriters”) to act as underwriters in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of Haywood Securities Inc. (the “Lead Manager”), during the period from the date hereof until ninety (90) days from the date of the final prospectus for the Offering (the “Lock-Up Period”), the undersigned (a) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security (as defined below), and (b) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration. As used herein “Relevant Security” means the Stock, any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Stock or other such equity security. The foregoing provisions of this paragraph shall not apply to (a) transfers of shares of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares disposed of as bona fide gifts, (b) entry into written trading plans for the sale or other disposition by the undersigned of Common Shares for purposes of complying with Rule 10b5-1 of the Exchange Act (“10b5-1 Plans”), provided that no sales or other distributions pursuant to a 10b5-1 Plan may occur until the expiration of the Lock-Up Period and provided that no public announcements or public filings are made regarding the entry into a 10b5-1 Plan until the expiration of the Lock-Up Period, (c) transfers by the undersigned of shares of Common Shares or any security convertible into or exercisable or exchange able for Common Shares as a result of testate, intestate succession or bona fide estate planning, (d) transfers by the undersigned to a trust, partnership, limited liability company or other entity, the majority of the beneficial interests of which are held, directly or indirectly, by the undersigned, (e) distributions by the undersigned of shares of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares to limited partners or stockholders of the undersigned and (f) the exercise of an option or warrant or the conversion of a security outstanding on the date of this Lock-up Agreement by the undersigned pursuant to the Company’s Stock Option Plan, provided that no sales of the underlying common stock occurs until the expiration of the Lock-Up Period; provided that in the case of any such permitted transfer or distribution pursuant to clause (a), (c), (d), (e) or (f), each transferee or distribute shall sign and deliver a lock-up letter substantially in the form of this Agreement.

Notwithstanding the preceding paragraph, if (1) during the last 17 days of the Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by the immediately preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Lead Manager waive, in writing, such extension. The undersigned acknowledges that the Company has agreed in the underwriting agreement for the Offering to provide notice to the undersigned of any event that would result in an extension of the Lock-Up Period pursuant to this paragraph, and the undersigned agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record holder and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities. The undersigned hereby further agrees that, without the prior written consent of the Lead Manager, during the Lock-Up Period the undersigned (x) will not file or participate in the filing with the Securities and Exchange Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security and (y) will not exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

[signature page follows]

Very truly yours,

By:

Print Name:

ANNEX IV

Issuer Free Writing Prospectuses

None